EXHIBIT 10.18

DIRECTOR INDEMNIFICATION AGREEMENT

This Director Indemnification Agreement, dated as of                  , 20     (this “Agreement”), is made by and between Elevate Credit, Inc., a Delaware corporation (the “Company”) and              (“Indemnitee”).

Recitals

A. Section 141 of the Delaware General Corporation Law provides that the business and affairs of a corporation shall be managed by or under the direction of its board of directors.

B. Under Delaware law, a director’s right to be reimbursed for the costs of defense of criminal actions, whether such claims are asserted under state or federal law, does not depend upon the merits of the claims asserted against the director and is separate and distinct from any right to indemnification the director may be able to establish, and indemnification of the director against criminal fines and penalties is permitted if the director satisfies the applicable standard of conduct.

C. Indemnitee is a director of the Company and his/her willingness to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him/her in accordance with the principles reflected above, to the fullest extent permitted by the laws of the state of Delaware, and upon the other undertakings set forth in this Agreement.

D. Therefore, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s continued service as a director of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or bylaws (collectively, the “Constituent Documents”), any change in the composition of the Company’s Board of Directors (the “Board”) or any change-in-control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined in Section 1(d)) to Indemnitee as set forth in this Agreement and for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

E. In light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

Agreement

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

(a) “Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination A) all or substantially all of the beneficial owners of voting stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Combination; or

(ii) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b) “Claim” means (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; and (ii) any inquiry or investigation, whether made, instituted or conducted by the Company or any other party, including without limitation any federal, state or other governmental entity, that Indemnitee determines might lead to the institution of any such claim, demand, action, suit or proceeding.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(d) “Expenses” means attorneys’ and experts’ fees and expenses and all other costs and expenses paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Claim.

(e) “Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination).

(f) “Indemnifiable Claim” means any Claim based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by Indemnitee in his or her capacity as a director, officer, employee or agent of the Company or Predecessor or as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent, (ii) any actual, alleged or suspected act or failure to act by Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or Predecessor or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) Indemnitee’s status as a current or former director, officer, employee or agent of the Company or Predecessor or as a current or former director, officer, employee, member, manager, trustee or agent of the Company or any other entity or enterprise referred to in clause (i) of this sentence or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status.

(g) “Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i) “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other) and amounts paid in settlement, including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

(j) “Predecessor” means Think Finance, Inc.

(k) “Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

(l) “Voting Stock” means securities entitled to vote generally in the election of directors (or similar governing bodies).

2. Indemnification Obligation. Subject to Section 7, the Company shall indemnify, defend and hold harmless Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses; provided, however, that, except as provided in Sections 5 and 21, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim.

3. Advancement of Expenses. Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all Expenses relating to any Indemnifiable Claim paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within five business days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses; provided that Indemnitee shall repay, without interest, any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to from such Indemnifiable Claim. In connection with any such payment, advancement or reimbursement, Indemnitee shall execute and deliver to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s ability to repay the Expenses, by or on behalf of the Indemnitee, to repay any Expenses to the extent that amounts paid, advanced or reimbursed by the Company following the final disposition of such Indemnifiable Claim. Indemnitee shall have been determined, pursuant to Section 7, not to be entitled to indemnification hereunder.

4. Indemnification for Additional Expenses. The Company shall also indemnify against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any Expenses paid or incurred by Indemnitee or which Indemnitee determines he or she is reasonably likely to pay or incur in connection with any Claim by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless in each case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be; provided, however, that Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the Claim to which the advance related.

5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6. Procedure for Notification. To obtain indemnification under this Agreement in respect of an Indemnifiable Claim or Indemnifiable Loss, Indemnitee shall submit to the Company a written request therefor, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is potentially available, the Company shall give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Indemnifiable Claim or Indemnifiable Loss, in each case substantially concurrently with the delivery or receipt thereof by the Company. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

7. Determination of Right to Indemnification.

(a) To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Indemnifiable Losses relating to such Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct Determination (as defined in Section 7(b)) shall be required.

(b) To the extent that the provisions of Section 7(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder against Indemnifiable Losses relating to such Indemnifiable Claim (a “Standard of Conduct Determination”) shall be made as follows: (i) unless a Change of Control has occurred, or (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and (ii) if a Change in Control shall has occurred by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c) The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 7(b) to be made as promptly as practicable. If the person or persons determined under Section 7 to make the Standard of Conduct Determination shall not have made a determination within 30 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto.

(d) If (i) Indemnitee shall be entitled to indemnification pursuant to Section 7(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law is a legally required condition to indemnification of Indemnitee hereunder against any Indemnifiable Losses, or (iii) Indemnitee has been determined or deemed pursuant to Section 7(b) or (c) to have satisfied any applicable standard of conduct under Delaware law which is a legally required condition to indemnification of Indemnitee then the Company shall pay to Indemnitee, within five business days after the later of (x) the Notification Date regarding the Indemnifiable Claim giving rise to the Indemnifiable Losses and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Indemnifiable Losses.

(e) If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 7(b)(i), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 7(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(h), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 7(e) to make the Standard of Conduct Determination shall have been selected within 30 days after the Company gives its initial notice pursuant to the first sentence of this Section 7(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 7(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 7(b).

8. Presumption of Entitlement. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Court of Chancery of the State of Delaware. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any Claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

9. No Other Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted.

10. Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, or the substantive laws of the Company’s jurisdiction of incorporation, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.

11. Liability Insurance and Funding. For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Indemnifiable Claim, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. The Company shall provide Indemnitee with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials, and shall provide Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the two immediately preceding sentences, the Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (i) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (ii) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed). In all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy. The Company may, but shall not be required to, create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

12. Subrogation. Except as provided in Section 14, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than against the Fund Indemnitors, as defined below), including any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(f). Indemnitee shall execute all papers reasonably required to evidence such rights (all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

13. No Duplication of Payments. Except as provided in Section 14, the Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Losses to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise.

14. Primacy of Indemnification. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by a third party and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (c) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Indemnifiable Losses to the extent legally permitted and as required by the Constituent Documents (or any agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms hereof.

15. Defense of Claims. The Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

16. Successors and Binding Agreement.

(a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegatable by the Company.

(b) This Agreement shall inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

(c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 16(a) and 16(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 16(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

17. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

18. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.

19. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

20. Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.

21. Legal Fees and Expenses. It is the intent of the Company that Indemnitee not be required to incur legal fees and or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Indemnitee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and Indemnitee agree that a confidential relationship shall exist between Indemnitee and such counsel. Without respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by Indemnitee in connection with any of the foregoing.

22. Certain Interpretive Matters. No provision of this Agreement shall be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

23. Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement. Signatures received by facsimile, PDF file or other electronic format shall be deemed to be original signatures.

<signature page follows>

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first written above.

ELEVATE CREDIT, INC.
a Delaware corporation

By:
Name:	Kenneth E. Rees
Title:	Chief Executive Officer

<NAME>

Signature of Director

(Address of Director)

INDEMNIFICATION AGREEMENT (EXECUTIVES)

This Indemnification Agreement (Executives) (this “Agreement”) is made and entered into on [                    ], by and between Elevate Credit, Inc., a Delaware corporation with a principal business address of 4150 International Plaza, Suite 300, Fort Worth, Texas 76109 (the “Company”), and [                    ], an individual resident of the State of Texas with a residential address as set forth on the signature page hereto (“Indemnitee”), to be effective as of [            ], 201[    ] (the “Effective Date”).

Recitals

A. Under Delaware law, an officer’s or employee’s right to be reimbursed for the costs of defense of any Claims, whether such Claims are asserted under state or federal law, does not depend upon the merits of the Claims asserted against the officer or employee and is separate and distinct from any right to indemnification the officer or employee may be able to establish, and indemnification of the officer or employee against civil or criminal fines and penalties is permitted if the officer or employee satisfies the applicable standard of conduct.

B. Indemnitee is an officer or employee of the Company and his/her willingness to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him/her in accordance with the principles reflected above, to the fullest extent permitted by the laws of the state of Delaware, and upon the other undertakings set forth in this Agreement.

C. Therefore, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s continued service as an officer or employee of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or bylaws (collectively, the “Constituent Documents”), any change in the composition of the Company’s Board of Directors (the “Board”) or any change-in-control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined in Section 1(d)) to Indemnitee as set forth in this Agreement and for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

D. In light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

Agreement

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

(a) “Change in Control” means the occurrence after the Effective Date of this Agreement of any of the following events:

(i) the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination) all or substantially all of the beneficial owners of voting stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Combination; or

(ii) approval by the stockholder of the Company of a complete liquidation or dissolution of the Company.

(b) “Claim” means (i) any threatened, asserted, pending or completed claims, demand, action, suit or proceeding, whether civil, criminal, administrative, investigative or other, and whether made pursuant to federal, state or other law; (ii) any inquiry or investigation, whether made, instituted or conducted by the Company or any other party, including without limitation any federal, state or other governmental entity, that Indemnitee determines might lead to the institution of any such claim, demand, action, suit or proceeding; (iii) the receipt by Indemnitee of any written request to toll a period or statute of limitations; (iv) the receipt by Indemnitee of a subpoena, request for an interview or request for production of documents; and (v) a demand for mediation, arbitration or other alternative dispute resolution proceeding.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(d) “Expenses” means attorneys’ and experts’ fees and expenses and all other costs and expenses paid or payable in connection with investigating, defending, responding to, being a witness in or participating in (including on appeal), or preparing to investigate, defend, respond to, be a witness in or participate in (including on appeal), any Claim and the premium on appeal, attachment or similar bonds.

(e) “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of the Company and any individual becoming a Director subsequent to the Effective Date whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is nominated for director, without objection to such nomination).

(f) “Indemnifiable Claim” means any Claim based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by Indemnitee in his or her capacity as a director, officer, employee, executive or agent of the Company or Predecessor or as a director, officer, employee, executive member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, executive, member, manager, trustee or agent, (ii) any actual, alleged or suspected act or failure to act by Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or Predecessor or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) Indemnitee’s status as a current or former director, officer, employee or agent of the Company or Predecessor or as a current or former director, officer, employee, executive, member, manager, trustee or agent of the Company or any other entity or enterprise referred to in clause (i) of this sentence of any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status.

(g) “Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.

(h) “Indemnitees” means each other person with whom the Company has entered into within 180 days prior to the Effective Date, as of the Effective Date or within 180 days after the Effective Date, an indemnification agreement or agreements in form and substance substantially similar to this Agreement.

(i) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other Indemnitees under similar indemnification agreements), or (ii) any other party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(j) “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), amounts paid in settlement, arbitration awards, and fee awards, including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

(k) “Predecessor” means Think Finance, Inc.

(l) “Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

(m) “Voting Stock” means securities entitled to vote generally in the election of directors (or similar governing bodies).

2. Indemnification Obligation. Subject to Section 7, the Company shall indemnify, defend and hold harmless Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the Effective Date or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses; provided, however, that, except as provided in Sections 5 and 20, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director, officer or executive of the Company unless the Company has joined in or consented to the initiation of such Claim.

3. Advancement of Expenses. Indemnitee shall have the right to advancement by the Company on a current basis of any Indemnifiable Claim of any and all Expenses relating to any Indemnifiable Claim paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within five (5) business days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses; provided that Indemnitee shall repay, without interest, any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to such Indemnifiable Claim. In connection with any such payment, advancement or reimbursement, Indemnitee shall execute and deliver to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s ability to repay the Expenses, to repay any Expenses to the extent that for any amounts paid, advanced or reimbursed by the Company, Indemnitee shall have been determined, pursuant to Section 7, not to be entitled to indemnification hereunder.

4. Indemnification for Additional Expenses. The Company shall also indemnify against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five (5) business days of such request, any Expenses paid or incurred by Indemnitee or which Indemnitee determines he or she is reasonably likely to pay or incur in connection with any Claim by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless in each case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be; provided, however, that Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the Claim to which the advance related. In connection with any such payment, advancement or reimbursement, Indemnitee shall execute and deliver to the Company an undertaking to repay the Expenses, which need not be secured and shall be accepted without reference to Indemnitee’s ability, to repay, to the extent that for any amounts paid, advanced or reimbursed by the Company, Indemnitee shall have been determined, pursuant to Section 7, not to be entitled to indemnification hereunder.

5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6. Procedure for Notification. To obtain indemnification under this Agreement in respect of a Claim, Indemnitee shall submit to the Company a written request therefor, including a brief description (based upon information then available to Indemnitee) of such Claim and containing the undertaking described in Section 3. The Company shall give prompt written notice of Claims to applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee and his or her counsel a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company. The failure by Indemnitee to timely notify the Company of any Claim shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Claim and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

7. Determination of Right to Indemnification.

(a) To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Indemnifiable Losses relating to such Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct Determination (as defined in Section 7(b)) shall be required.

(b) To the extent that the provisions of Section 7(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder against Indemnifiable Losses relating to such Indemnifiable Claim (a “Standard of Conduct Determination”) shall be made as follows: (i) unless a Change of Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board or (B) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and (ii) if a Change in Control shall has occurred by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all costs and Expenses (including attorneys’ and experts’ fees and expenses and all other costs and expenses paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Claim and the premium on appeal, attachment or similar bonds) incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c) The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 7(b) to be made as promptly as practicable. If the person or persons determined under Section 7 to make the Standard of Conduct Determination shall not have made a determination within thirty (30) days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto.

(d) If (i) Indemnitee shall be entitled to indemnification pursuant to Section 7(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law is a legally required condition to indemnification of Indemnitee hereunder against any Indemnifiable Losses, or (iii) Indemnitee has been determined or deemed pursuant to Section 7(b) or (c) to have satisfied any applicable standard of conduct under Delaware law which is a legally required condition to indemnification of Indemnitee, then the Company shall pay to Indemnitee, within five business days after the later of (y) the Notification Date regarding the Indemnifiable Claim giving rise to the Indemnifiable Losses and (z) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Indemnifiable Losses.

(e) If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 7(b)(i), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 7(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(h), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 7(e) to make the Standard of Conduct Determination shall have been selected within 30 days after the Company gives its initial notice pursuant to the first sentence of this Section 7(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 7(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 7(b). In the event of a proper and timely objection to the Independent Counsel selected by either the Indemnitee or the Board of Directors, the deadlines provided under Section 7(c) shall be stayed until such objection is resolved pursuant to this Section 7.

8. Presumption of Entitlement. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Court of Chancery of the State of Delaware. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any Claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

9. No Other Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted.

10. Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, or the substantive laws of the Company’s jurisdiction of incorporation, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the Effective Date, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.

11. Liability Insurance and Funding. For the duration of Indemnitee’s service as a director, executive, officer, and/or employee of the Company, and for not less than six (6) years thereafter, the Company shall procure and maintain in full force and effect at its own expense insurance polic(ies) providing directors and officers, employment practices liability and fiduciary liability insurance coverage under commercially reasonable terms with limits not less than $10 million per claim issued by insurers (1) licensed or eligible as surplus lines insurers in the jurisdiction of the Company’s domicile; and (2) maintaining A.M Best ratings of B++ or better. The Company shall be responsible for the payment of any and all self-insured retentions, deductibles or coinsurance obligations under such policies. The Company shall provide Indemnitee with a copy of all insurance applications, binders, policy forms, declarations, endorsements and other related materials for all such policies, and shall provide Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the two immediately preceding sentences, the Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (i) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (ii) if at the time that any such discontinuation or significant reduction in the scope or amounts of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed). In all policies of insurance required to be procured and maintained by the Company under this Agreement, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors, officers and employees most favorably insured by such policy. The Company may, but shall not be required to, create a trust fund, grant a security interest, pay a retainer, or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement. In no event shall the Company’s compliance with the terms of this Section 11 or the maintenance of any insurance of any kind be construed to relieve the Company of its obligations to indemnify or advance Expenses to Indemnitee as required by this Agreement. In the event of a Change in Control or the Company’s becoming insolvent (including being placed into receivership or entering the federal bankruptcy process and the like), the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance (directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six years thereafter.

12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities, including any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(f). Indemnitee shall execute all papers reasonably required to evidence such rights (all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company). Company hereby waives and releases any and all rights of subrogation, whether contractual or equitable, which Company may have, now or in the future, against Indemnitee relating to any Indemnifiable Claim or Indemnifiable Loss.

13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Losses to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise.

14. Defense of Claims. The Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are or could be the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

15. Successors and Binding Agreement.

(a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

(b) This Agreement shall inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

(c) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 15(a) and 15(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 15(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

16. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one (1) business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

17. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.

18. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

19. Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party at any time of any breach by the other party or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.

20. Legal Fees and Expenses. It is the intent of the Company that Indemnitee not be required to incur legal fees and or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of Indemnitee’s choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, executive, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Indemnitee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and Indemnitee agree that a confidential relationship shall exist between Indemnitee and such counsel. Without respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by Indemnitee in connection with any of the foregoing.

21. Certain Interpretive Matters. No provision of this Agreement shall be interpreted in favor of, or against, either of the parties by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

22. Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement. Signatures received by facsimile, PDF file or other electronic format shall be deemed to be original signatures.

<signature page follows>

IN WITNESS WHEREOF, Indemnitee has executed and delivered and the Company has caused its duly authorized representative to execute and deliver this Agreement to be effective on and as of the Effective Date.

ELEVATE CREDIT, INC.
a Delaware corporation

By:

Name:

Title:

[ ]

Signature:

Street Address:

City, State ZIP:

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